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                                                                    EXHIBIT 23.4

               [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the reference of our firm in the Annual Report on Form 10-K of Tesoro Petroleum Corporation for the year ended December 31, 1997, and the incorporation by reference in the Registration Statement on Form S-4 of our reserve report dated as of December 31, 1997. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement on Form S-4.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

                                        By:      /s/ FREDERIC D. SEWELL
                                           -------------------------------------
                                            Frederic D. Sewell
                                            President

Dallas, Texas
July 24, 1998